UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2009

Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bank Street, Suite 1210, White Plains, NY	10606
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (914) 286-6811

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2009, Fifth Street Finance Corp. ("Fifth Street") entered into definitive documentation with respect to a three-year credit facility (the "Agreement") with Wells Fargo Bank, National Association ("Wells Fargo") in the amount of $50 million with an accordion feature that allows for potential future expansion of the facility up to $100 million. The facility may be extended for up to two additional years upon the mutual consent of Wells Fargo and Fifth Street, and bears interest at a rate of LIBOR plus 4% per annum.

Under the Agreement, Wells Fargo has a security interest in the collateral portfolio of Fifth Street Funding, LLC ("Funding"), a subsidiary of Fifth Street, consisting of ten investments sold from Fifth Street to Funding.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 17, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fifth Street Finance Corp. (Registrant)
November 17, 2009 (Date)	/s/ BERNARD D. BERMAN Bernard D. Berman Executive Vice President, Secretary and Chief Compliance Officer